Exhibit 77c

Maxim Series Fund, Inc. - Special Meeting of Shareholders of Maxim Stock Index Portfolio, Maxim Value Index Portfolio, Maxim Index 400 Portfolio, Maxim Growth Index Portfolio, Maxim Index 600 Portfolio, Maxim Index European Portfolio and Maxim Index Pacific Portfolio (UNAUDITED)

A special shareholder meeting was held March 30, 2001, at 8525 East Orchard Road, Greenwood Village, Colorado, for the following purposes:

1. To change the sub-classification from diversified to non-diversified for the Maxim Stock Index; Maxim Value Index; Maxim Index 600; Maxim Index 400; Maxim Index European; and Maxim Index Pacific Portfolios. The votes cast in this matter were:

Maxim Index 600:
For - 35,659,756.47
Against - 2,373.617.29

Maxim Index 400
For - 2,905,043.54
Against - 0

Maxim Index European
For - 13,906,878.43
Against - 46.67

Maxim Index Pacific
For - 16, 677,766.07
Against - 43.50

Maxim Stock Index
For - 283,400,591.82
Against - 19,606,334.07

Maxim Value Index
For - 226,352.696.76
Against - 1,707,713.17

2. To approve a new sub-advisory agreement appointing Barclays Global Fund Advisors as Sub-advisor for the Maxim Stock Index; Maxim Growth Index; Maxim Value Index; Maxim Index 600; Maxim Index 400; Maxim Index European; and Maxim Index Pacific Portfolios. The votes cast in this matter were:

Maxim Index 600
For - 37,888,050.25
Against - 145,323.51

Maxim Stock Index
For - 290,194,866.00
Against - 12,812,059.89

Maxim Index 400
For - 2,905,043.54
Against - 0

Maxim Index European
For - 13,906,823.81
Against - 46.67

Maxim Index Pacific
For - 16,677,809.56
Against - 0

Maxim Value Index
For - 217,172,869.22
Against - 330,091.65

Maxim Growth Index
For - 176,109,871.80
Against - 582,907.50


3. To amend the fundamental investment limitation concerning securities lending for the Maxim Stock Index; Maxim Growth Index; Maxim Value Index; and Maxim Index 600. The votes cast in this matter were:

Maxim Index 600
For - 36,216,829.92
Against - 1,816,543.84

Maxim Stock Index
For - 282,624,103.34
Against - 20,382,822.55

Maxim Value Index
For - 226,944,241.19
Against - 1,115,824.69

Maxim Growth Index
For - 175,698,898.03
Against - 903,491.27

4. To amend the fundamental investment limitation concerning concentration for the Maxim Stock Index; Maxim Growth Index; Maxim Value Index; Maxim Index 600; Maxim Index 400; Maxim Index European; and Maxim Index Pacific Portfolios.

Maxim Index 600
For - 36,701,241.61
Against - 1,332,132.15

Maxim Stock Index
For - 297,765,628.66
Against - 5,241,297.23

Maxim Index 400
For - 2,905,043.54
Against - 0

Maxim Index European
For - 13,906,823.81
Against - 46.67

Maxim Index Pacific
For - 16,677,809.56
Against - 0

Maxim Value Index
For - 226,921,476.25
Against - 1,138,589.63

Maxim Growth Index
For - 173,638,542.91
Against - 964,236.39

5. To amend the fundamental investment limitation concerning investment in securities of other investment companies for the Maxim Stock Index; Maxim Growth Index; Maxim Value Index; Maxim Index 600; Maxim Index 400; Maxim Index European; and Maxim Index Pacific Portfolios. The votes cast in this matter were:

Maxim Index 600
For - 37,427,859.15
Against - 605,514.61

Maxim Stock Index
For - 287,865,400,57
Against - 15,141,525.32

Maxim Index 400
For - 2,905,043.54
Against - 0

Maxim Index European
For - 13,906,878.43
Against - 46.67

Maxim Index Pacific
For - 16, 677,766.07
Against - 43.50

Maxim Value Index
For - 227,525,091.25
Against - 535,318.68

Maxim Growth Index
For - 175,797,011.29
Against - 805,768.01